UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 8, 2010

DexCom, Inc.

(Exact Name of the Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

000-51222	33-0857544
(Commission File Number)	(IRS Employer Identification No.)

6340 Sequence Drive, San Diego, CA	92121
(Address of Principal Executive Offices)	(Zip Code)

(858) 200-0200

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 8, 2010, DexCom, Inc. (“DexCom”) entered that certain underwriting agreement (the “Underwriting Agreement”) with Canaccord Genuity Inc. (the “Underwriter”). The Underwriting Agreement provides for the sale to the Underwriter of up to 3,277,500 shares of DexCom common stock, par value $0.001 per share, at a price to the Underwriter of $10.129 per share, including an overallotment option of 427,500 shares (the “Offering”). The shares are being offered and sold under a prospectus supplement filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the “Act”), in connection with an offering pursuant to DexCom’s shelf registration statement on Form S-3 (File Number 333-162874) (the “Registration Statement”). The Offering is expected to close on November 15, 2010.

The above description of the Underwriting Agreement is qualified in its entirety by the Underwriting Agreement, which is attached to this report as Exhibit 1.01 and which is incorporated by reference into the Registration Statement.

Item 8.01	Other Events.

In connection with the Offering, DexCom is filing a legal opinion and consent as Exhibit 5.01 and Exhibit 23.01 to this Report, which are incorporated by reference into the Registration Statement.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed herewith:

Exhibit Number	Description of Exhibit
1.01	Underwriting Agreement, dated as of November 8, 2010, between DexCom, Inc. and Canaccord Genuity Inc.

5.01	Opinion of Fenwick & West LLP regarding the legality of the shares offered

23.01	Consent of Fenwick & West LLP (included in Exhibit 5.01)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEXCOM, INC.

Date:	November 9, 2010	By:	/s/ John Lister
Name: John Lister
Title: Vice President of Legal Affairs

Exhibit Index

Exhibit Number	Description of Exhibit
1.01	Underwriting Agreement, dated as of November 8, 2010, between DexCom, Inc. and Canaccord Genuity Inc.

5.01	Opinion of Fenwick & West LLP regarding the legality of the shares offered

23.01	Consent of Fenwick & West LLP (included in Exhibit 5.01)